UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 20, 2014

THE DIGITAL DEVELOPMENT GROUP CORP.

(Exact name of registrant as specified in its charter)

NEVADA	000-53611	98-0515726
(State or other jurisdiction of incorporation or organization)	Commission file number	(IRS Employer Identification No.)

6630 West Sunset Blvd.

Los Angeles, CA 90028

(Address of principal executive offices)

(800) 783-3128

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      .Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      .Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      .Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      .Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02

Departures of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective May 20, 2014, David Altshuler was appointed to the Board of Directors of The Digital Development Group Corp. (the “Company”) to fill the existing vacancy.  Mr. Altshuler has been our Corporate Secretary since June 28, 2012.  Mr. Altshuler is an attorney who has practiced since 1973 and has operated a solo practice from 1987 to the present. His solo practice focuses on representing and counseling entrepreneurial clients and small to mid-cap companies in various industries and market sectors, including wireless communications, wireless device manufacturing, manufacturing, distribution, warehousing, logistics, entertainment, secured lending, and real estate construction. He also assists with the re-structuring of financially challenged businesses. From 1985 to 1986, Mr. Altshuler was general counsel and chief operating officer of a Budget Rent-A-Car franchisee. From 1983 to 1984, Mr. Altshuler was general counsel and chief operating officer for Style Companies, Ltd., a small, growth oriented multi-national clothing manufacturing company.  He was previously a tax partner with the Cohen & Ziskin law firm from 1981 to 1983. Mr. Altshuler received a B.A. in Social Science from the University of California, Irvine in 1970, a J.D. from California Western School of Law in 1972, and an L.L.M. in Taxation from New York University School of Law in 1973. Mr. Altshuler’s broad legal experience is expected to provide the Company with beneficial legal perspectives regarding the Company’s operations and regulatory compliance.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

THE DIGITAL DEVELOPMENT GROUP CORP.

Dated: May 22, 2014	By:	/s/ Martin W. Greenwald
Martin W. Greenwald Chief Executive Officer

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